Exhibit 99.1

RF Monolithics Reports Continued Improvement with 13% Increase in Sales and Positive Operating Income for First Quarter Fiscal 2010

DALLAS--(BUSINESS WIRE)--December 17, 2009--RF Monolithics, Inc. (NASDAQ:RFMI) (“RFM” or “the Company”) today announced continued improvement in operating results, a 13% increase in sales in comparison to the previous quarter and continued positive operating income of $202,000 for the quarter. Sales were $8.5 million for the first quarter ended November 30, 2009, compared to $7.5 million for the fourth quarter of fiscal 2009 and $11.4 million for the first quarter of the prior year. This marked the second consecutive quarter of increased sales.

A net loss of $102,000 or $0.01 per diluted share was reported for the first quarter, including $160,000 of non-recurring charges related to the early termination of a senior credit facility, compared to net income of $62,000 or $0.01 per diluted share for the fourth quarter of fiscal 2009 and a net loss of $46,000 or $0.00 per diluted share for the prior year’s first quarter ended November 30, 2008. The first quarter operating income of $202,000, which does not include non-operating expenses such as interest expense and bank termination fees, compares to $227,000 for the fourth quarter of fiscal 2009 and $193,000 for the first quarter of the prior fiscal year.

“We were pleased with the 13% increase in quarterly sales, which largely resulted from a robust recovery in filter sales for satellite radio and other products sold to automotive markets, which more than doubled from the previous quarter. Production schedules in our portion of the automotive supply chain were at very high levels, due to the U.S. government’s “cash for clunkers” program and other factors. Our overall automotive sales increased to $3.1 million representing 36% of total quarterly sales which was up from 19% of total sales in the previous quarter. Sales to our targeted industrial and medical markets remained strong at 46% of overall sales. This continues a trend towards higher sales, as we also had a 15% growth in sales in our fourth quarter compared to the third quarter. Over the last two quarters, sales have increased 21% over the previous two quarters and our book to bill ratio has been very positive. We now have two consecutive quarters of sales levels that, given our lower cost business model, should normally result in profitability,” stated David M. Kirk, RFM President and CEO.

“Our reported loss resulted from our decision to change our banking relationship to obtain a superior credit facility and terminating the former senior credit facility, which was subject to an agreement of forbearance, providing us highly restricted credit access accompanied by considerable costs. Since April, 2009, we have had a mortgage relationship with ViewPoint Bank and we have added the $5 million revolving line of credit with advances based on accounts receivable and finished goods inventory. The terms of this new credit agreement offer us flexible financial covenants, significantly lower fees and interest rates, and streamlined reporting requirements,” Kirk said.

“The higher sales levels in this quarter were largely due to increased sales to automotive customers, which had the effect of lowering our average gross margin. Operating expenses approximated the previous quarter, resulting in a similar operating income as the fourth quarter, when we had a small net income. Our earnings before interest, taxes, depreciation and amortization (EBITDA) continued at comparable levels of almost $600,000. Our operating cash flow was slightly negative for the quarter, due to an increase in accounts receivable correlated to expanding sales levels. Fortunately, we have the balance sheet strength and access to working capital with our bank facility to support this growth,” Kirk stated.

“The economy and our business are showing signs of recovery. Based on a positive book-to-bill ratio, backlog that we have in place and strength in our point of sales reports from our distribution network, we currently expect sales and gross margins to outpace the $6.6 Million and 34%, respectively, of our second quarter of fiscal 2009, significantly. We do not expect sales to reach the $8.5 million level of our first quarter 2010 due to the normal seasonal effects of holidays and fewer factory days around the world, but we do expect to see a more favorable product mix with improved sales of higher gross margin products,” Kirk said.

“We continue to see order rates improving and believe we are well positioned to participate in the economic recovery. We are now focused on executing the sales and marketing programs we have in place and devoting time and energy to our strategic planning process, including the identification of future growth opportunities which may well merit our investment,” Kirk stated.

Highlights and Additional Details:

  Sales were up 13% from last quarter and down 26% from our first quarter of fiscal 2009.
  The majority of the sales increase came from the automotive market. Sales to the automotive market increased 117% from the previous quarter and 25% in comparison to the prior year.
  Our Wireless Solutions business remains at 48% of total sales due to Virtual Wire® sales and continuing stability in medical market sales. We continue to benefit from our strategic focus on the Wireless Solutions business.
  Medical market sales, mainly of our Wireless Solutions products, represented 19% of total sales. While they decreased 15% from the previous quarter due to shifts in customer production schedules, medical product sales were still 20% more than the previous year.
  Industrial market sales increased 3% sequentially but remained down 36% comparatively due to the slow demand for wireless modules for industrial surveying and telemetry, which remain adversely affected by the decline in construction.
  Our top five customers included two automotive and one from each of the medical, distribution and industrial markets. Sales to two customers exceeded 10% of sales for the quarter.

  Gross Profit at 32.6% was down from the previous fourth quarter and from the first quarter of the prior year as a result of the shift in product mix toward filter products for automotive markets and away from medical markets (although sales remain stable in that market overall). Gross profit on a segment basis was consistent with historical levels, with gross margin for Wireless Component products at 25% and Wireless Solutions products at 41%. The shift in sales mix from Wireless Solutions products toward Wireless Component products and mix shifts within the segments resulted in the decreased average gross margin for the quarter.
  Operating expenses of $2.6 million were comparable to our fourth quarter. As a result of our cost reduction efforts, operating expenses in the first quarter were $1.4 million lower than the $4.0 million for the comparable first quarter of the prior year.
  We generated positive EBITDA of $554,000 for the quarter.
  Ending cash was $0.5 million at November 30, 2009, with $0.5 million of additional borrowing availability and we had working capital of nearly $3.3 million, notwithstanding that our senior revolving bank debt of $3.9 million is classified as current.
  We reduced net inventory an additional $400,000 in the first quarter, after we had decreased it $4.5 million last year. We continue to manage inventories aggressively, but do not anticipate dramatic reductions going forward, due to our inventory turns approaching the optimal level when balanced by customer service targets, and due to our hopes for the continuance of recovering sales levels. Inventory management remains a key as we balance the need to remain responsive to customers, who are providing reduced order visibility, against increased lead-time requirements from some of our suppliers. We continue to encounter longer lead times from several of our key suppliers due to their increases in market demand. We continue to work with these suppliers and our customers to mitigate these effects. This could potentially result in some delays, or even limitations of sales in the near term.
  At the end of our quarter we terminated our banking agreement with Wells Fargo Bank and thus are no longer under a forbearance agreement. We entered into a new revolving credit agreement with ViewPoint Bank, with much more flexible terms. This resulted in a termination fee and other costs of $160,000, which were recorded in our first quarter. The termination costs should be more than offset with lower interest rates, lower fees and reduced reporting costs. The new senior credit facility has a one-year term and includes quarterly covenants that consist of: i) a current ratio of at least 1.0; ii) a minimum net worth of $4.8 million; and, iii) additional capital of $700,000, in a form yet to be determined, prior to August 31, 2010. With the additional capital, ViewPoint will increase its maximum advance against finished goods inventory by $750,000.

  Our total bank debt at November 30, 2009 was $4.7 million. Total debt was reduced $3.2 million from $7.9M at November 30, 2008, financed through positive operating cash flow.
  As previously disclosed, RFM received notice that it failed to comply with Nasdaq's minimum bid price requirements for continued listing, which requires companies to maintain a minimum bid price of $1.00 per share. RFM has until January 15, 2010 to regain compliance with the minimum bid price rule. If we do not regain compliance with the minimum bid price rule by the required deadline, our common stock will be subject to delisting from Nasdaq. We will continue to evaluate our options with respect to maintaining the listing of our common stock on the Nasdaq stock market.
  Also as previously announced, RFM, for the fourth consecutive year, has been recognized by M2M Magazine as one of the top 100 M2M companies world-wide. This recognition and our improved business performance demonstrates our continued focus on the M2M marketplace and recognizes our strategy and investment in developing RF modules and short-range radio products that further enable machine-to-machine connectivity in our global markets.
Product Mix for current and comparative quarter sales were:

Wireless Solutions Group	Q1 FY10	Q4 FY09	Q1 FY09
Cirronet Modules	$1.4 Million	$1.7 Million	$2.8 Million
RFM Virtual Wire® & RFIC	$2.7 Million	$2.5 Million	$2.9 Million
Subtotal	$4.1 Million	$4.2 Million	$5.7 Million

Wireless Components Group
Low-power Components	$1.0 Million	$0.9 Million	$1.2 Million
Filter Products	$3.0 Million	$1.6 Million	$3.9 Million
Frequency Control Modules	$0.4 Million	$0.8 Million	$0.6 Million
Subtotal	$4.4 Million	$3.3 Million	$5.7 Million

Total Sales	$8.5 Million	$7.5 Million	$11.4 Million

Market Diversification for current and comparative quarter sales was:

	Q1 FY10*	Q4 FY09*	Q1 FY09*
Automotive	36%	19%	22%
Consumer	7%	9%	16%
Industrial	27%	30%	31%
Medical	19%	25%	12%
Telecom	8%	8%	13%
Other**	3%	9%	6%

Geographic Diversification for current and comparative quarter sales was:

	Q1 FY10	Q4 FY09	Q1 FY09
North America	42%	53%	45%
Europe	13%	11%	16%
Asia and the rest of the world	45%	36%	39%

*Market classifications involve the Company’s attempt to classify distribution sales which are recognized upon shipment and whose market classification is estimated based upon point-of-sales information provided to the Company by RFM’s distributors.

**Other includes the government and those sales through distribution which are not considered material for tracking by market application by RFM’s distributors.

Non-GAAP Financial Measures (EBITDA)

As a supplemental disclosure, we report Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA). While this is a Non-GAAP measure, this is a standard metric used by many companies to measure performance, particularly to measure cash flow performance before interest expense is paid. Many financial institutions use this measure as part of their credit evaluation process. We believe that EBITDA provides useful supplemental information to investors and offers a better understanding of results of operations as seen through the eyes of management and facilitates comparison to results for prior periods. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and analyze financial performance without the impact of certain non-cash expenses that may obscure trends in our underlying performance. We use EBITDA internally to make strategic decisions, forecast future results and evaluate our financial performance. This non-GAAP financial measure is not in accordance with, or an alternative for, GAAP financial measures and may differ from non-GAAP financial measures used by other companies. The presentation of the additional information should not be considered a substitute for net income (loss) in accordance with GAAP.

About RFM

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standardized and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at http://www.RFM.com.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe”, “expect”, “plan”, “anticipate”, “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to economic conditions as related to our customer base, collection of receivables from customers who may be affected by economic conditions, maintaining favorable terms of sales with customers and suppliers, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in customer acceptance of our products, changes in our level of sales or profitability, manufacturing and sourcing risks, availability of materials, cost of components for our products, product defects and returns, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2009. We do not assume any obligation to update any information contained in this release.

Management Conference Call:

RFM will host a conference call, open to the public, today at 5:00 p.m. ET. The public will have the opportunity to listen to the conference call over the Internet or by dialing toll-free 1-888-747-4632, ask to be connected to the RF Monolithics management conference call. Please call 10 minutes prior to scheduled start time. After the conference call, a replay will be available and can be accessed by dialing 1-888-203-1112 (pass code 5141854). This replay will be available, through December 24, 2009.

Internet Access:

To access the conference call via the web, participants should access RFM’s website at www.rfm.com, click on Investor Relations page, at least 10 minutes prior to the call and log in to ensure web browser compatibility.

RF MONOLITHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In Thousands, Except Per-Share Amounts)
	Three Months Ended
	November 30,
	2009	2008
SALES	$8,453	$11,367
COST OF SALES	5,701	7,150
GROSS PROFIT	2,752	4,217
OPERATING EXPENSES:
Research and development	758	1,266
Sales and marketing	1,171	1,814
General and administrative	621	1,011
Restructuring	-	(67)
Total operating expenses	2,550	4,024
INCOME (LOSS) FROM OPERATIONS	202	193
OTHER INCOME (EXPENSE):
Interest income	-	1
Interest expense	(275)	(170)
Other, net	(24)	(4)
Total other income (expense)	(299)	(173)
INCOME (LOSS) BEFORE INCOME TAXES	(97)	20
Income tax expense (benefit)	5	5
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(102)	15
NET LOSS FROM DISCONTINUED OPERATIONS	-	(61)

NET INCOME (LOSS)	$(102)	$(46)

INCOME (LOSS) PER SHARE
Basic from continuing operations	$(0.01)	$0.00
Basic from discontinued operations	0.00	(0.00)
Basic	$(0.01)	$(0.00)

Diluted from continuing operations	$(0.01)	$0.00
Diluted from discontinued operations	(0.00)	(0.00)
Diluted	$(0.01)	$(0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	10,025	9,836
Diluted	10,025	10,176

RF MONOLITHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In Thousands)
	November 30,	August 31,
ASSETS	2009	2009
		(a)
CURRENT ASSETS:
Cash and cash equivalents	$532	$585
Trade receivables - net	5,587	4,748
Inventories - net	4,583	5,015
Prepaid expenses and other	335	315
Total current assets	11,037	10,663

PROPERTY AND EQUIPMENT - Net	2,002	2,223
GOODWILL	556	556
INTANGIBLES - Net	369	369
OTHER ASSETS - Net	577	645
TOTAL	$14,541	$14,456

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long term debt - bank	$3,910	$3,706
Capital lease obligations - current portion	36	41
Accounts payable - trade	1,855	2,169
Accrued expenses and other current liabilities	1,955	1,755
Total current liabilities	7,756	7,671

LONG-TERM DEBT - Less current portion:
Mortgage payable	805	820
Capital lease obligations	50	55
Total long-term debt	855	875

DEFERRED TAX LIABILITIES - Net	125	125
Total liabilities	8,736	8,671

STOCKHOLDERS' EQUITY:
Common stock: 10,075 and 10,018 shares issued	10	10
Additional paid-in capital	50,653	50,531
Common stock warrants	86	86
Treasury stock, 36 common shares at cost	(227)	(227)
Accumulated deficit	(44,717)	(44,615)
Total stockholders' equity	5,805	5,785
TOTAL	$14,541	$14,456

(a) Derived from audited financial statements.

RF MONOLITHICS, INC.
EBITDA - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(In Thousands)
	Three Months
	Ended November 30,
	2009	2008

Net Loss	$(102)	$(46)

Add back:
Interest expense	275	170

Taxes	5	5

Depreciation	199	272

Amortization:
Patents	57	65
Intangibles from acquisitions	-	60
Stock compensation	120	110
Total amortization	177	235

EBITDA	$554	$636

CONTACT:
RF Monolithics, Inc.
Buddy Barnes, Chief Financial Officer, 972-448-3789
bbarnes@rfm.com